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  SUBLEASE AGREEMENT







THIS SUBLEASE AGREEMENT is made and entered into this 11th day of March 1994, by and between COMPUTERVISION CORPORATION, a Delaware Corporation, having an office located at 100 Crosby Drive, Bedford, Massachusetts 01730 ("Sublessor") and Enterprising Service Solutions Corporation, having an office located at 14800 Conference Center Drive, Suite 400, Chantilly, Virginia 22021 ("Sublessee").

WHEREAS Sublessor and MARFIN, INC., having an office located c/o Winstanley Associates, Inc., P. O. Box 459, Concord, Massachusetts 01742 ("Landlord"), entered into a lease dated as of January 6, 1981, and amended February 29, 1984, and February 17, 1994, (the "Lease"), a copy of which is attached hereto as Exhibit A), pursuant to which Sublessor leased from Landlord certain premises located at 74-84 New York Avenue, Framingham, Massachusetts 01701, and described more specifically in the Lease (the "Premises"); and,

WHEREAS Sublessor desires to sublease a portion of the Premises to Sublessee and Sublessee desires to sublease a portion of the Premises from Sublessor under the terms and conditions set forth in this Sublease Agreement (the "Sublease").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, Sublessor and Sublessee agree as follows:

  1. SCOPE OF AGREEMENT. Except as otherwise expressly provided herein, this Sublease is made subject to all the terms and conditions of the Lease, and the relationship between, and the rights of, Sublessor and Sublessee shall be governed by the Lease as if the Sublessor were the landlord and Sublessee were the
tenant  under  the  Lease.   Sublessee specifically  assumes  and
agrees to faithfully perform all obligations required under the Lease to be performed by Sublessor as tenant for that portion occupied by Sublessee. Sublessor agrees to pass through to Sublessee the benefits of Landlord's performance of obligations required under the Lease to be performed by Landlord. Sublessor does not, however, assume any responsibility for performing such obligations, nor shall Sublessor be liable to Sublessee (or any one claiming through Sublessee) for any default in this Sublease caused by the failure of Landlord to perform such obligations or by any other act of Landlord, or Landlord's employees, agents or contractors. In the event Landlord fails to perform the obligations assumed by Landlord under the Lease, Sublessor's sole obligation will be to use reasonable efforts to cooperate with Sublessee's pursuit of such remedies as are available against Landlord under the Lease.

           Sublessor acknowledges that the Lease is in full force and effect and is unmodified except by the Amendments described as part of Exhibit "A", and except as may be required under Landlord's Consent to this Sublease. Sublessor has no knowledge of any default of Sublessor or Landlord, nor that the Lease has been assigned, nor have the Sublease Premises been previously assigned, sublet, nor its interest in the Lease been mortgaged. Both Sublessor and Sublessee warrant that the party executing this Sublease has the authority to bind the respective corporation.

  2. SUBLEASE PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor approximately Forty Thousand Five Hundred (40,500) rentable square feet, known as Phase VI, and outlined in red on the Plan attached hereto as Exhibit B of the Sublease, (the "Sublease Premises"). Sublessee's prorata share of the Premises, therefore, is 40,500/242,500, or sixteen and 7/10th percent (16.7%).

  3. TERM. The term of this Sublease shall commence on the earlier of March 1, 1994, or the date of full execution of this Sublease document by Sublessor and Sublessee and receipt of Landlord's Consent to this Sublease document (the "Commencement Date") and shall continue through April 30, 1995 (the "Expiration Date"), unless earlier terminated in accordance with the provisions set forth in the Lease or this Sublease. Sublessee acknowledges that if the Lease terminates for any reason whatsoever prior to April 30, 1995, this Sublease will terminate simultaneously therewith with the same force and effect as if such termination date had been named herein as the expiration date hereof. Sublessee reserves the right to pursue remedies against Sublessor if the early termination is caused by Sublessor.

  4. OPTION TO RENEW. Sublessee shall have the right and option to extend the term of this Sublease for the additional period which shall commence upon the expiration of the initial term and end at midnight on December 31, 1995, provided, however, the Sublessee provides six (6) months' written notice and provided that at the time of its election to extend Sublessee is not in material default under the terms, conditions and covenants of this Sublease. Said extension shall be on the same terms and conditions as set forth herein.

 5. RENTALS AND PAYMENTS. Sublessee covenants and agrees to pay as rent to Sublessor the following:

      ( i) A fixed rental at the annual rate of One Hundred Twenty- one Thousand, Five Hundred and 00/100 Dollars ($121,500.00) (Annual Base Rent), payable in equal monthly installments of Ten Thousand One Hundred Twenty-five and 00/100 Dollars ($10,125.00). If the Term shall begin on any day except the first day, or shall end on any date except the last day of a calendar month, a prorated monthly installment shall be paid at the then-current rate for the fractional month during which the Sublease commences and/or terminates.

      ( ii) As additional rent, Sublessee shall pay in equal monthly installments its proportionate share of real estate taxes, or substitutes for or modifications thereof as required by law, and its proportionate share of operating expenses as reasonably estimated by Sublessor on or before the Commencement Date or the commencement of any Fiscal or Calendar Year in which the Term falls. Sublessor shall reasonably estimate the taxes and operating expenses and Sublessee's proportionate share and Sublessee shall pay to Sublessor one-twelfth (1/12th) of the total estimate along with its payment of Base Rental. Sublessor, on a quarterly basis, will, if necessary, re-estimate the amount of projected taxes and operating expenses and re-estimate
Sublessee's proportionate share thereof, and Sublessee shall change its monthly installments to conform with the revised estimates. Sublessee shall be responsible for any and all taxes levied on account of its improvements to the Sublease Premises, and personal property contained in the Sublease Premises.

           At the end of either the Fiscal or Calendar Year, whichever Sublessor elects, Sublessor shall determine Sublessee's actual proportionate share of taxes and operating expense and the difference between the actual and estimated amounts billed to Sublessee. If the aggregate of installments were less than the
actual,  Sublessee  shall,  within  thirty  (30)  days  pay   the
difference to Sublessor or, if the aggregate was more than the actual, Sublessee shall deduct the difference from its next payment of additional rent. If no further additional rent will be due from Sublessee, then Sublessor shall, within thirty (30) days, refund to Sublessee the amount of such overpayment.

       (iii)   As  additional  rent,  Sublessee  shall  pay   its
proportionate   share  of  all  other  costs,  expenses,   taxes,
assessments, charges, fees and amounts required to be paid as a tenant obligation under the Lease or this Sublease.

      ( iv)     The first month's rental shall be due and payable
upon Sublessee's signing this Sublease document.

Unless otherwise directed by Sublessor, all rent shall be paid in lawful money of the United States to Sublessor at the office of Sublessor designated above, to the attention of Sublessor's Corporate Real Estate Department, MS 21-52. Fixed rentals shall be paid in advance on the first day of each calendar month during the Sublease Term. All additional rentals shall be paid within thirty (30) days of Sublessee's receipt of Sublessor's invoice therefor. Should Sublessee fail to pay within ten (10) days of then due any rental or any other amount payable hereunder, the amount past due shall bear interest at the prime rate until paid in full. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Sublease, and shall be paid in accordance with the terms of this Sublease without any counterclaim, or abatement whatsoever.

      (v)   Notwithstanding the above, the total will not  exceed
$3.00 square foot.

  6. CONDITION OF THE PREMISES. Sublessee agrees to accept the Sublease Premises "as-is" in the condition existing as of the date this Sublease is executed by or on behalf of Sublessee. It is further agreed that Sublessor and Landlord has no obligation to perform any work therein. The taking of possession by Sublessee of the Sublease Premises shall conclusively establish that the Sublease Premises were, at such time, in good order and satisfactory condition. Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the condition of the Sublease Premises, nor the suitability thereof for the conduct of Sublessee's business, nor has Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises. Sublessee further acknowledges and agrees that Sublessor shall not be responsible for the condition of, nor any defect in the Sublease Premises, nor any damage thereto, nor to any person, nor to goods or things contained therein, due to any cause whatsoever, except to the extent caused by the negligence or misconduct of Sublessor or its agents.

      (b) "Sublessee Work" shall mean all work, including demolition, improvements, additions and alterations, in or to the Sublease Premises. All Sublessee Work, costing more than One Hundred Thousand and 00/100 Dollars ($100,000.00) shall be subject to Landlord's prior written approval, not to be unreasonably withheld. Sublessee shall neither propose or effect any Sublessee Work (1) which might in any manner affect the integrity of any structural component of the Buildings (including, without limitation, exterior walls, exterior windows, core walls, roofs, or floor slabs), (ii) which might adversely affect the electrical or mechanical components or systems of the Buildings; (iii) which might adversely affect in any respect other space in Landlord's Property (other than the Sublease Premises); or (iv) which might materially diminish the value of the Sublease Premises.

           Any and all Sublessee Work shall be undertaken and completed at Sublessee's sole cost and expense and at Sublessee's sole responsibility.

  7. PERFORMING OBLIGATIONS. Sublessee covenants that this is an absolutely net lease and the Annual Base Rent, additional rent and all other sums payable hereunder by the Sublessee shall be paid in accordance with the terms of this Sublease, without set-off, counterclaim, abatement (except as otherwise provided in this Sublease).

                This Sublease shall not terminate, nor shall the Sublessee have any right to terminate this Sublease (except as otherwise expressly provided in this Sublease of the Lease), nor shall the Sublessee be entitled to any abatement or reduction of Annual Base Rent or additional rent hereunder (except as otherwise expressly provided in this Sublease of the Lease), nor shall the obligations of the Sublessee under this Sublease be affected by reason of (i) any damage to or destruction of all or any part of the Sublease Premises from whatever cause, unless it exceeds 25% of the usable space (ii) the prohibition, limitation or restriction of the Sublessee's use of all or any part of the Sublease Premises, or any interference with such use, (iii) any eviction by paramount title or otherwise, (iv) any default on the part of the Sublessor under this Sublease, or under any other agreement to which Sublessor and Sublessee may be parties, or (v) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of the Sublessee hereunder shall be separate and independent covenants and agreements, that Annual Base Rent, additional rent and all other sums payable by the Sublessee hereunder shall continue to be payable in all events and that the obligations of the
Sublessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or excused pursuant to an express provision of this Sublease. As long as Sublessee is not in default hereunder, Sublessor shall perform all of Sublessor's obligations under the Lease, except as modified hereunder.

  8. SUBLESSEE'S OBLIGATIONS TO MAINTAIN, REPAIR AND REPLACE PREMISES. It is the intention of the parties that the Sublease Premises be leased to Sublessee on a net-net-net basis, so called, and that Annual Base Rent be unencumbered by any expense allocable to the operation, repair, maintenance, or replacement of the Sublease Premises (which, with respect to Taxes and Operating Expenses shall be paid by Sublessee as and to the extent provided herein). To this end, Sublessee shall reasonably clean, maintain, repair, replace and secure the Sublease Premises, all improvements and equipment thereon, including mechanical, heating, ventilating and air conditioning equipment, and shall pay all costs and expenses of so maintaining, repairing, or replacing the same, anticipated or unanticipated, keeping the Sublease Premises in good order and repair, except for damage by fire or other casualty within the provisions of and governed by this Sublease.

           Without limiting the generality of the foregoing, Sublessee shall keep all interior walls, roofs, floors, windows, doors, partitions, loading platforms, bays and all fixtures and equipment, including without limitation, all heating, air conditioning, plumbing, sprinkler systems, and electrical and mechanical fixtures and equipment and all utilities and installations in the Sublease Premises in the same condition as they are in on the Commencement Date, or may be put in during the Term, reasonable use and wear and damage by fire or casualty only excepted; and shall likewise make all non-structural repairs and replacement required in the interior of the Sublease Premises.

          In the event Sublessee fails to perform the obligations set forth herein, Sublessor may, after notice and the applicable cure period as set forth herein has expired, cause the same to be performed at Sublessee's cost and expense, and Sublessee shall pay Sublessor's costs and expenses upon demand as additional rent.

  9. QUIET ENJOYMENT. Sublessor covenants and agrees with Sublessee that upon Sublessee's paying all monetary amounts due and performing all other obligations assumed by Sublessee under the Sublease, Sublessor shall take no action that would cause Sublessee's peaceful and quiet possession and enjoyment of the Sublease Premises to be disturbed during the Term of this Sublease.

10. INSPECTION. Sublessor hereby reserves to itself the right to enter onto the Sublease Premises at any reasonable time after forty-eight (48) hours notice, except in cases of emergency, to ascertain whether Sublessee is in compliance with the provisions of this Sublease. Sublessee will use reasonable attempts not to interfere with Sublessee's business and to follow Sublessee's rules, except in cases of emergency when Sublessor shall use reasonable judgment to minimize disruption to the extent possible.

11. INDEMNITY. Sublessee shall indemnify and hold Sublessor, Landlord, and Landlord's Managing Agent (Sublessor, Landlord and Landlord's Managing Agent are herein collectively referred to as the "Indemnified Party") harmless from and against all claims, demands and liability arising from, or in any manner connected with (i) Sublessee's possession or use of the Sublease Premises (including without limitation Sublessee's failure to vacate the Sublease Premises on or before the date this Sublease terminates), (ii) any activity permitted or suffered by Sublessee in or about the Sublease Premises, (iii) any breach or default in the performance of any obligation on Sublessee's part to be performed under this Sublease, or (iv) any negligence or omission of Sublessee, its agents, contractors, servants, employees, invitees, or licensees.

          In furtherance of the foregoing, Sublessee shall not do or permit to be done anything prohibited to Sublessor, as tenant under the Lease, or take any action or do or permit any action which would result in any additional cost or other liability to Sublessor or Landlord under the Lease or this Sublease. In addition to, and not in limitation of the undertaking of the foregoing, wherever the Sublessor as Tenant under the Lease has agreed to indemnify the Landlord, so in this Sublease, Sublessee likewise agrees to indemnify Landlord with respect to the Sublease Premises and all common areas accessed by Sublessee or its agents, employees, and invitees.

           In the event of a default by Sublessee, Sublessor may, but need not, cure the default specifically on behalf of and for the account of the Sublessee, in which event, the amount of all damages, costs and expenses incurred by Sublessor in connection therewith shall be paid to Sublessor as additional rental. By curing the Sublessee's default, Sublessor shall not be deemed to have waived any of its rights nor to have released the Sublessee from any of its obligations under this Sublease.

12.  SECURITY DEPOSIT.  Intentionally omitted.

13. BROKERS' FEES. The Parties represent and warrant that neither has not entered into any agreement or incurred any obligation in connection with this transaction which could result in an obligation to pay a brokerage commission or fees to any broker or other person.


14. NOTICE. Any notice, request or demand given under this Sublease, whether or not required, shall be valid only if given in writing, and shall be deemed effective on the day it is deposited in a United States Post Office if mailed registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the party for whom intended at the address designated above for such party, or at such other address as the party may hereafter designate for itself by notice; or if given in any other manner, when actually received. Sublessee shall promptly, after receipt thereof, furnish the Sublessor by registered or certified mail, a copy of any notice, demand, or other communication received from Landlord with respect to the Sublease Premises.

15. APPLICATION OF LEASE PROVISIONS. Sublessee's right and option to renew is stated in Section 4. With ninety (90) day's notice of intent to terminate, Sublessor reserves to itself the right to make any decision concerning the termination of the
Lease in the event of a default by Landlord, a casualty or a condemnation, to the extent provided in the Lease. In addition, Sublessor and Sublessee agree that the following specific provisions in the lease are not applicable and are excluded from this Sublease: Articles 1.1, 2.1, 2.2, 3.1, 4.1.1, 4.1.2, 4.2.1,
4.2.2,  4.2.3, 4.2.4, 5.1.1, 5.1.3, 5.1.4, 5.1.6, 5.1.9,  5.1.10,
5.2, 6.1.1, 6.1.2, 6.2, and 12.1. Sublessor hereby agrees to waive Article 2.3 as it expressly relates to the Sublease Premises.

16. ENVIRONMENTAL COMPLIANCE. Sublessee shall not cause or allow any hazardous waste, toxic substances, or toxic hazardous materials (collectively, "Hazardous Materials") to be used, generated, stored, or disposed of on, under or about, or transported to or from, the Sublease Premises (collectively, "Hazardous Materials Activities") except in strict compliance (at Sublessee's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions.

           Except with respect to pre-existing conditions as of commencement date and liabilities caused by Sublessor or its agent, Sublessee hereby indemnifies and holds harmless Sublessor from any liability, including reasonable counsel fees and litigation costs, with respect to any Hazardous Materials Activities conducted on the Sublease Premises during the Sublease term, however released or permitted to be released by Sublessee, its agents, employees, contractors, invitees, licensees or guests, whether or not consented to by Sublessor or Landlord. Sublessee shall indemnify, defend with counsel, and hold Sublessor harmless from and against any claims, damages, costs and liabilities arising out of any and all such Hazardous Materials Activities.

           For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Resource Conservation and Recovery Act of 1976 ("RCRA"); Hazardous Materials Transportation Act; all other laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant thereto (collectively, "Regulations"), as they may be amended from time to time.

           Sublessee shall immediately notify Sublessor both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA. Sublessor's Certification of Compliance is attached as Exhibit C.

17. CONSTRUCTION. If any provision of this Sublease, or the application thereof, is held by a court having competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be deemed to be limited or modified to the extent necessary to make the remainder of this Sublease valid, enforceable and unaffected thereby and to this end, the provisions of this Sublease are declared to be severable.

18. LANDLORD'S CONSENT. Sublessee acknowledges that the Sublease contemplated hereby will only become effective, if at all, after Landlord has consented to the Sublease, which consent shall be manifested by Landlord's execution of the "Consent of Landlord to Sublease Agreement" attached hereto as Exhibit D, or any other document reasonably requested by Landlord.

19. INTEGRATED SUBLEASE AGREEMENT. This Sublease, including the attached Exhibits, constitutes the complete and exclusive statement of the agreement between the parties pertaining to the subleasing of the Sublease Premises and the subject matter relating thereto. This Sublease supersedes and merges all prior and contemporaneous understandings, agreements and representations of the parties. The terms, covenants, conditions and other provisions of this Sublease may hereafter be changed, amended, or modified only by a written instrument that specifically purports to do so and is signed on behalf of each party by its duly authorized representative.

20.  MISCELLANEOUS.

      (a) The section headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

      (b) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      (c) Time is of the essence as to the obligations contained in this Sublease.

21.  HOLDOVER.

      (a) If Sublessee shall not immediately surrender the Sublease Premises at the end of the Term, then Sublessee shall, by virtue of this Sublease, become a tenant at sufferance at a monthly rental equal to twice the Basic Monthly Rent plus any Additional Sublease Rent due under the terms of this Sublease, commencing such monthly tenancy with the first day following the end of the Term. Sublessee, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Sublease as though the tenancy had originally been a monthly tenancy. During the holdover period, each party hereto shall give to the other at least thirty (30) days' written notice to quit the Sublease Premises, except in the event of nonpayment of Basic Monthly Rent when due, or of the breach of any other provision hereof by the Sublessee, in which event, Sublessee shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived. In the event that during any holdover period Sublessor and Sublessee agree to an extension or a new Sublease for the Sublease Premises, Sublessor shall refund the amount of the penalty rent and additional rent paid by Sublessee during the holdover period (i.e., the amount above the basic monthly rent plus any additional Sublease rent).

      (b) Notwithstanding the foregoing, Sublessee acknowledges that it shall have no right to occupy the Sublease Premises upon termination of the Lease for any reason. Sublessee shall immediately surrender the Sublease Premises upon the termination of the Lease.

22.  INSURANCE, CASUALTY AND TAKING.

      (a) Sublessor Insurance. Sublessor will reasonably insure the Building against fire and casualty; provided, however, that Sublessor shall not be required to insure improvements made by Sublessee or at Sublessee's request to the Base Building or Base Building Systems.

           If  Sublessor  fails to maintain such insurance,  then
Sublessee may (but is not obligated to) after five (5) days prior
written  notice,  obtain  such  insurance  and  Sublessor   shall
reimburse Sublessee for the same..

      (b) Insurance. Sublessee shall, at its sole cost and expense, procure and maintain throughout the Sublease Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with:
(i) the Sublease Premises; (ii) the condition of the Sublease Premises; (iii) Subleasee's operations in, maintenance and use of the Sublease Premises, and (iv) Subleasee's liability assumed under this Lease. Such insurance shall have such combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by the Landlord. Endorsements shall be obtained for cross-liability and contractual liability. Sublessee shall, at its sole cost and expense, procure and maintain throughout the Sublease Term a property insurance policy (written on an "All Risk" basis) insuring all of Sublessee's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Sublessee, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Sublessee's property. All such policies shall be written with insurers of recognized responsibility. Also, such policies (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord as an additional insured party and loss payee; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at lease thirty (30) days' prior written notice to Landlord and, at Landlord's request, and Mortgagee. Sublessee's insurance coverage may be effected by a blanket policy or policies of insurance or under so-called "all risk" or "multi-peril" insurance policies, provided that the total amount of insurance available with respect to the improvements located on the Sublease Premises and Sublessee's liability hereunder shall be at least the equivalent of separate policies in the amounts herein required, and provided further that in other respects any such policy or policies shall comply with the provision of this
Section 22. An increased coverage or "umbrella" policy may be provided and utilized by Sublessee to increase coverage provided by individual or blanket policies in lower amounts, and the aggregate coverage provided by al such policies with respect to the improvements located on the Sublease Premises and Sublessee's liability hereunder shall be satisfactory provided that such policies otherwise comply with the provisions of this Section 22.

      (c) Casualty Damage or Destruction. In the event that the Sublease Premises or any portion or portions thereof are damaged by destroyed by fire or other casualty, Sublessee and Sublessor shall forthwith (and in any event within sixty (60) days) commence and diligently complete repair and restoration of the Sublease Premises, according to their respective responsibilities subject to force majeure, to the end that space of substantially the same size, quality and utility shall replace the damaged Sublease Premises; provided, however, in the case of any insured casualty that if any mortgagee refuses to permit insurance proceeds to be applied to replacement of the Sublease Premises, then Sublessee and Sublessor shall be relieved of this obligation to repair and restore. Sublessor's obligation shall be limited to restoration of the Base Building and Base Building Systems and any improvements that existed prior to the commencement of this Sublease. Sublessee shall be obligated to repair or restore all of its improvements, alterations or additions to the Sublease Premises, the Base Building or the Base Building Systems, subject to whatever modifications Sublessee deems necessary to carry out its business, provided Landlord has given prior written consent to such modifications, as such consent may be required herein.

           If Sublessee shall fail to obtain such insurance, Sublessor may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Sublessee to Sublessor upon Sublessor's demand therefor. Such amount shall be deemed rent hereunder and shall be collectible by Sublessor in the same manner and with the same remedies as though paid sums were Basic Monthly Rent reserved hereunder.

          On or before the date of this Sublease, Sublessee shall furnish to Sublessor and Landlord certificates evidencing the aforesaid insurance coverage, and renewal certificate shall be furnished to Sublessor and Landlord at least ten (10) days prior to the expiration of each policy for which a certificate was theretofore furnished. All insurance policies required by Sublessee hereunder shall provide that Sublessor and Landlord will be given at least ten (10) days prior written notice of any cancellation or material change in the policy, or any other expiration or defaults thereunder.

            Sublessee acknowledges that neither Landlord nor Sublessor will carry any insurance in favor of Sublessee, for Sublessee's furniture, fixtures, equipment, improvements, appurtenances or other property of Sublessee in or about the Sublease Premises.

      (d) Eminent Domain. In the event that all of the Sublease Premises, or any substantial part thereof (meaning more than thirty percent (30%) of the ground floor area) is taken by public authority under power or eminent domain, then by notice given within thirty (30) days of the recording of such taking in the South Middlesex Registry of Deeds, this Sublease may be terminated by either Sublessor or Sublessee, and rent shall be apportioned as of the date of termination. If this Sublease does not terminate as aforesaid, Landlord, per the Lease, shall within reasonable time after possession is required for public use, diligently restore what may remain of the Sublease Premises to substantially the same condition they were in prior thereto, and prior to Sublessee's commencement of improvements, alterations, or additional thereto, subject to reduction in size thereof, consistent, however, with zoning laws and building codes then in existence. A just proportion of the Base Rent and Additional Rent, according to the name and extent of the injury to the
Sublease Premises, shall be abated until what may remain of the Sublease Premises shall be restored as aforesaid and thereafter a just proportion of the Base Rent and Additional Rent according to the nature and extent of the part of the Sublease Premises so taken shall be abated for the balance of the term of this Sublease. Landlord reserved to itself, and Sublessee assigns to Landlord, all rights to damages accruing on account of any taking by eminent domain or by reason of any act of any public authority for which damages are payable. Sublessee agrees to execute such instruments of assignment as may be reasonably required by Landlord in any petition for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in any such proceeding. It is agreed and understood, however, that Landlord does not reserve to itself and Sublessee does not assign to Landlord, any damages payable for trade fixtures installed by Sublessee, or anybody claiming under Sublessee at its own cost and expense, or any specific damages which are expressly awarded as "special damages" to Sublessee, it being understood and agreed that the term "special damages" as used in this sentence shall not be construed to include any damages to Sublessee arising from Sublessee's loss of its leasehold interest hereof as a result o any taking by eminent domain or any act of any public authority for which damages are payable, but the term "special damages" shall be deemed to include any moving or relocation expenses the Sublessee may be entitled to by law. Landlord will cooperate with Sublessee in order to allow Sublessee to collect any "special damages".

23. APPROVALS AND CONSENTS. In all provisions of the Lease requiring the approval or consent of Landlord, Sublessee shall be required to obtain the approval or consent of Landlord and Sublessor in its sole discretion; provided, however, such consent shall not be unreasonably withheld by Landlord or Sublessor if so provided in the Lease for particular provisions.

24. ASSIGNMENT AND SUBLETTING. Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise encumber this Sublease, or sublet all or any part of the Sublease Premises. Any such attempted assignment or subletting shall be void and of no force and effect. Sublessor reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublessor's interest in and to the Lease, provided Sublessor notifies Sublessee of the transfer or assignment and the identity of the assignee, if possible, prior to the effective date of the transfer. Notwithstanding the above, Sublessee may assign, transfer, or sublet the Sublease Premises, or any part thereof, without the consent of Sublessor, to an affiliate, subsidiary or successor of Sublessee.

25. TIME LIMITS. In the event Sublessee receives from Sublessor any notice to cure any default hereunder or under the Lease which notice is based on a notice sent to Sublessor by Landlord pursuant to the Lease, Sublessee shall cure such condition three
(3) days prior to the time required of Sublessor by Landlord for the cure thereof.

26.  COVENANTS WITH RESPECT TO THE LEASE.

      (a) Each party covenants and agrees that it shall not do anything that would constitute a default under the Lease or omit to do anything that it is obligated to do under the terms of this Sublease so as to cause a default under the Lease.

      (b) In the event that Sublessee shall be in default of any term of provision of, or shall fail to honor any obligation under this Sublease, Sublessor, on giving the notice required by the Lease (as modified pursuant to Notices, Section 11 hereof) and subject to the right, if any, of Sublessee to cure any such default as may be provided in the Lease, subject to Time Limits,
Section 25 hereof, shall have available to it all of the remedies available to Landlord under the Lease in the event of a like default or failure on the part of Sublessor as tenant thereunder. Such remedies shall be in addition to all other remedies available to Sublessor at law or in equity.

27.  DEFAULT UNDER AND/OR TERMINATION OF THE LEASE.

     Intentionally Deleted.

28. SUBORDINATION TO AND INCORPORATION OF TERMS OF LEASE. This Sublease is in all respects subject and subordinate to any mort gage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Lease and to matters to which the Lease, including any amendments thereto, is or shall be subordinate. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Lease with respect to the Sublease Premises are incorporated into this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublessor and Sublessee (as if they were the Landlord and Tenant, respectively, under the Lease and as if the Sublease Premises being sublet hereby were the Premises demised under the Lease), constitute the terms of this Sublease, except to the extent that they do not expressly relate to the Sublease Premises or are expressly inapplicable to, or expressly modified or eliminated by, the terms of this Sublease. Sublessee acknowledges that it has reviewed and is familiar with the Lease, and Sublessor represents that the copy of the Lease attached hereto as Exhibit A is a true, correct, and complete copy of the Lease.

29.  CARE, SURRENDER AND RESTORATION OF THE SUBLEASE PREMISES.

      (a) Without limiting any other provision of this Sublease or the Lease, Sublessee shall take good care of the Sublease Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are applicable to the Sublease Premises, the Building and Sublessee's use thereof.

      (b) On or before the Expiration Date, Sublessee shall remove from the Sublease Premises at its sole expense (i) all of its personal property, and (ii) upon the demand of Sublessor, prior to the Expiration Date or earlier termination of this Sublease, any improvements and/or alterations that Sublessee has made to the Sublease Premises. In the absence of such a demand, all such improvements and alterations shall become the property of Sublessor, subject, however, to the terms of the Lease. Upon removal of the Sublessee's property from the Sublease Premises and/or upon removal of such improvements and alterations, Sublessee shall, at its sole expense, promptly repair and restore the Sublease Premises to the condition existing prior to the placement of such personal property upon the Sublease Premises and/or other installation of such improvements and alterations, and repair any damage to the Sublease Premises and/or the Building related to such removals, so as to restore the Sublease Premises to the conditions required under subsection below. All property permitted or required by Sublessor to be removed upon the Expiration Date or sooner termination of this Sublease remaining on the Sublease Premises after such Expiration Date or sooner termination shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or may be removed from the Sublease Premises by Sublessor, at
Sublessee's expense. Any such expenses shall be paid by Sublessee to Sublessor upon demand therefor.

      (c) Upon the Expiration Date or sooner termination of this Sublease Sublessee shall quit and surrender the Sublease Premises to Sublessor in the condition such Sublease Premises were in on the Commencement Date, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other insured casualty excepted. Sublessee agrees to indemnify and save Sublessor harmless from and against all loss, cost, expense, or liability resulting from the failure of, or the delay by Sublessee in or surrendering the Sublease Premises on or before the Expiration Date, including, without limitation, any claims made by Landlord or any succeeding sublessee founded on such failure or delay.

30.    JANITORIAL  SERVICE.   At  Sublessee's   sole   cost   and
responsibility, Sublessee shall contract for its own janitorial service to the Sublease Premises.

31. UTILITIES. Sublessee shall pay all charges for gas, water, sewer, electricity and other utilities used or consumed on the Sublease Premises during the Term which now or hereafter serve the Sublease Premises excluding hearing and air conditioning provided by Sublessor (Sublessor being under no obligation to separately meter the Sublease Premises.) It is understood and agreed that Sublessor shall be under no obligation to furnish any utilities to the Sublease Premises, other than to contract for the same with utility companies and the Town of Framingham for water unless the utilities have been separately metered, in which case Sublessee shall contract with the appropriate provider for service, and shall not be liable for any interruption or failure in the supply of any such utilities to the Sublease Premises due to circumstances beyond Sublessor's control.

           If the Sublessee fails to pay such utility charges and
the  same  may  become  a  lien on the  Sublease  Premises,  then
Sublessor   may  pay  the  same  and  Sublessee  shall  reimburse
Sublessor its costs on demand as additional rent.

      (a) Water/Sewer. Sublessor shall bill Sublessee for its usage and, as additional rent, Sublessee shall pay to Sublessor the cost of sewage and water supplied to Sublessee.

     (b) Gas/Electricity. If gas and electricity are separately metered, Sublessee shall contract for and pay those costs direct to the appropriate utility.

32.  REPAIRS/MAINTENANCE.

      (a) Building Maintenance. Sublessor shall furnish the services hereafter described (and the same shall be included in Sublessor's Operating Expenses). Sublessee may obtain additional services and utilities from time to time if the same are obtainable by Sublessor upon reasonable advance request, or Sublessor may furnish the same without request if Sublessor determines that Sublessee's use or occupancy of the Sublease Premises necessitates the same; and in either case Sublessee shall pay for the same at reasonable rates from time to time established by Sublessor upon demand as additional rent. Sublessee's obligation shall be subject to the other provisions of this Sublease, reasonable wear and tear and damage caused by or resulting from the acts or omissions of Sublessee or its transferees (or their agents, employees, invitees and independent contractors), fire, casualty or eminent domain takings.

      (b) Sublessor's Maintenance. Sublessor shall reasonably maintain the foundations, exterior walls, masonry and structural floors and so far as the same serve the Sublease Premises, the exterior walkways, sidewalks, driveways and parking areas; but in no event shall Sublessor be obligated to repair glass, windows or doors of the Sublease Premises, whether interior or exterior (which responsibility shall be Sublessee's unless damaged by Sublessor's negligent act).

      (c) Capital Improvements. If Sublessor replaces any existing improvements or installs any new improvements to the Building (including without limitation energy conservation improvements or other improvements) or replaces the parking lot, parking lot electrical equipment, landscaping or other common areas and facilities or otherwise performs its obligations under the Lease, then the cost of such items shall not be included in Sublessor's operating expenses.

33. PARKING. During the term of the Sublease, Sublessee shall have the use of fifteen (15) spaces at no charge.

34. INTERRUPTION OF UTILITIES. Sublessor shall not be liable to Sublessee in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from Sublessor or its agents or employees entering the Sublease Premises for any of the purposes authorized in this Sublease in a manner reasonable in light of the circumstances; but nothing herein in this Article shall excuse Sublessor from any damages caused by Sublessor's negligent act for which Sublessor shall be liable. In case Sublessor is prevented or delayed from making any repairs or replacements or furnishing any services or performing any other covenant or duty to be performed on Sublessor's part by reason of any cause reasonably beyond Sublessor's control, Sublessor shall not be liable to Sublessee therefor, nor shall the same give rise to a claim in Sublessee's favor that such failure constitutes actual or constructive, total or partial, eviction from the Sublease Premises. If Sublessor neglects or fails to perform any covenant or duty of Sublessor reasonably beyond Sublessor's control, then Sublessee may, if after notice from Sublessee (which notice makes express reference to this Sublease provision), cure such neglect or failure for the account of Sublessor and recover its reasonable costs of so curing from Sublessor (but Sublessee shall not be entitled to any rent offset or other remedy for such costs). Sublessor reserves the right to stop temporarily any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance or stoppage, Sublessor shall give Sublessee such notice as if practicable under the circumstances of the expected duration of such stoppage and will exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Sublessor will give Sublessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Sublessee by reason thereof.

35. PERSONAL PROPERTY AT SUBLESSEE'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Sublessee and of persons claiming by, through or under Sublessee which, during the continuance of this Sublease or any occupancy of the Sublease Premises by Sublessee or such persons as may be on the Sublease Premises, shall be at the sole risk and hazard of Sublessee of such persons, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, the sprinkler system or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Sublessor of Sublessor's agents or employees, and Sublessee waives any claim against Sublessor of Landlord by it or such persons.

36. COMPLIANCE WITH LAW. Assuming the building is in compliance with the law, Sublessee shall keep the Sublease Premises equipped with all safety appliances and comply with all laws (except those laws which are applicable to all warehouse buildings and warehouse uses without regard to Sublessee's use or activities, which warehouse-related laws shall be Sublessor's responsibility to the extent any structural alterations are required) including without limitation the Americans with Disabilities Act of 1990, and with the orders and regulations of all governmental authorities and all insurance inspection or rating bureaus having jurisdiction, except that the Sublessee may defer compliance as long as the validity of any such law shall be contested (at Sublessee's sole cost and expense) by Sublessee in good faith and by appropriate indemnity of Sublessor and Landlord against any loss, cost, or expense on account thereof. Sublessee shall indemnify Sublessor and Landlord against, and save claims, liabilities, judgments, costs and expenses (including the cost and expense of defending any claim), arising out of any such contest, and shall pay the same to the Sublessor upon demand as additional rent.

37. DEPOT AND DISTRIBUTION AGREEMENT. Notwithstanding any other provision contained in this Sublease, in the event the Sublessor is in default of the Depot and Distribution Agreement between the parties, beyond any applicable cure period, then Sublessee may terminate this Sublease upon five (5) days written notice to Sublessor.
IN WITNESS WHEREOF the parties hereto have caused this Sublease Agreement to be executed by their duly authorized representatives as of the date first written above.

COMPUTERVISION CORPORATION (Sublessor)



By:
Name:     Joseph F. Pesce
Title:    Vice President Finance and
          Chief Financial Officer



Enterprising Service Solutions Corporation (Sublessee)



By:
Name:     Raymond D. Stapleton
Title:    President